CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form N1-A (“Registration Statement”) of our report, on the financial statements and financial highlights included in the October 31, 2015 Annual Report to Shareholders dated December 11, 2015 and December 14, 2015 of the Putnam Absolute Return 700 Fund and Putnam Absolute Return 5oo, series of Putnam Funds Trust, respectively. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Financial Statements” and “Other Disclosures” in such Registration Statement

Boston, Massachusetts
August 24, 2016